                                                                   EXHIBIT 10.19

                              Employment Agreement


                                    between

                                 Avenue A, Inc.

                                      and

                                Brian McAndrews



                                                    Dated as of January 20, 2000

                             Employment Agreement

     This Employment Agreement (this "Agreement"), is entered into as of January 20, 2000 , between Avenue A, Inc., a Washington corporation ("Avenue A"), and Brian McAndrews ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Executive has been serving as Chief Executive Officer of Avenue A pursuant to a letter agreement respecting Executive's employment and compensation dated as of August 30, 1999. Avenue A and Executive desire to enter into a formal employment agreement relating to Executive's employment by Avenue A, including various changes or additions to the terms of the original letter agreement; and

     WHEREAS, Executive is willing to provide services to Avenue A upon the terms and conditions set forth herein;

                              A G R E E M E N T S:
                              - - - - - - - - - -

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Avenue A and Executive hereby agree as follows:

1.   EMPLOYMENT

     Avenue A will employ Executive and Executive will serve as the Chief Executive Officer of Avenue A. During Executive's employment, Executive shall serve Avenue A faithfully and to the best of his ability, devoting substantially all his working time, attention and energies to the business of Avenue A. Executive's status, duties and responsibilities shall be reasonably commensurate with his title, and he shall perform such duties as lawfully assigned to Executive. Executive shall not engage in any other business activity (except the management of personal investments and participation in civic or charitable activities which in the aggregate do not interfere with the performance of Executive's duties hereunder) without first obtaining the written consent of Avenue A, such consent not to be unreasonably withheld.

2.   COMPENSATION AND STOCK OPTIONS

     During his employment, Avenue A will pay Executive an annual salary of not less than $300,000 paid semi-monthly. In addition, Executive has been granted a stock option to purchase 1,230,000 shares of the common stock of Avenue A at an exercise price of $1.90 per share, which option is subject to four-year vesting and other conditions in accordance with the terms of the option letter agreement evidencing such option and the terms of the Avenue A, Inc. 1998 Stock Incentive Compensation Plan. A portion of the option, for 210,526 shares, was structured as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder was structured as a nonqualified stock option. Upon the completion of the Company's initial public offering of common stock (IPO), Executive will be granted a non-qualified stock option for the purchase of an additional 176,000 shares of common stock (as adjusted for stock splits, stock dividends and the like, occurring after September 15, 1999 and prior to the consummation of the IPO) at an exercise price equal to the IPO offering price (which shall not be adjusted for stock splits, stock dividends and the like prior to the IPO), vesting over a four-year period in accordance with the terms of the Plan, with credit for vesting given for the period between Executive's employment commencement date and the date of completion of the IPO.

3.   BENEFITS AND RELOCATION COSTS

     During the term of his employment, Executive will be entitled to participate in Avenue A's benefits made available to employees generally from time to time, including, without limitation, health care benefits, 401k Savings Plan, as well as other benefits, if any, as may be offered to Avenue A's senior management employees. Avenue A will pay reasonable expenses associated with relocating Executive to Seattle.

4.   TERMINATION

     Employment of Executive pursuant to this Agreement may be terminated as follows:

     4.1  By Avenue A

     With or without Cause (as defined below), Avenue A may terminate the employment of Executive at any time upon giving Notice of Termination (as defined below).

     4.2  By Executive

     Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     4.3  Automatic Termination

     This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used herein shall mean Executive's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating ninety (90) calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board of Directors of Avenue A. Executive and Avenue A hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) provided that an independent physician appointed by Avenue A and reasonably acceptable to Executive or his personal representative (the "Independent Physician") has determined in a written report made available to Executive or his personal representative that Executive is unable to perform the duties set forth in paragraph 1 hereof as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, and such disability has been in effect for a period or periods aggregating ninety (90) calendar days in a 12-month period, immediately upon notice to Executive or his personal representative. Notwithstanding the foregoing, "total disability" shall not include any temporary illness or condition that prevents Executive from performing his duties for a period of no more than 180 days if, in the opinion of the Independent Physician, Executive is reasonably likely to recover within 180 days or less from the onset of the illness or condition, such that he can permanently resume performance of his duties.

     4.4  Notice

     The term "Notice of Termination" shall mean at least thirty (30) days' written notice of termination, by either party, of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that Avenue A may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his duties during such period, and Executive shall be entitled to all compensation and benefits during such period. Such a reduction in duties shall not constitute "good reason" for voluntary termination so as to trigger termination payments in accordance with subparagraph 5.2. The effective date of the termination (the "Termination Date") of Executive's employment hereunder shall be the date on which such 30-day period expires.

5.   TERMINATION PAYMENTS AND ACCELERATION OF VESTING

     In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 5:

     5.1  Termination by Avenue A

     (a) Upon termination by Avenue A, Avenue A shall pay Executive any unpaid annual base salary which has accrued or is payable through the Termination Date, together with any unpaid bonus compensation that Executive has earned in accordance with the conditions set by the Board of Directors with respect to such compensation.

     (b) If Avenue A terminates Executive's employment without Cause, as defined below, Executive shall be entitled to receive termination payments equal to twelve (12) months annual base salary. The termination payments shall be calculated according to Executive's base salary as of the date of Notice of Termination and the termination payments will be paid semi-monthly in equal parts in accordance with the same time schedule that Avenue A or a Successor Company (as defined in Exhibit A hereto and incorporated by reference herein) makes its customary payroll. Avenue A or a Successor Company may deduct customary withholdings including social security, federal and state income taxes, and state disability insurance from these severance payments; however, any and all such obligations shall be Executive's responsibility. Avenue A will issue and file appropriate Form 1099 or similar tax documents in connection with any termination payments. The termination payments described in this paragraph are expressly contingent upon Executive's signing upon termination a release in the form attached hereto as Exhibit B, and are further contingent upon Executive's full compliance with the terms of his Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement with Avenue A (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit C. In the event that it is determined by a court of competent jurisdiction that Executive has engaged in any act or activity that represents a material breach of this Confidentiality Agreement, Executive shall return to Avenue A (and any Successor Company) the amount of severance payments made by Avenue A (and any Successor Company) after the date of such breach. Immediately upon learning of such a breach, Avenue A may immediately cease any further payments otherwise due under this Paragraph. In the event that a court of competent jurisdiction determines that any breach alleged by Avenue A was not in fact or as a matter of law a breach, Avenue A shall pay to Executive any severance amount so withheld and reimburse Executive for his reasonable attorneys' fees and court costs incurred in proving such non-breach.

     (c) If Avenue A terminates Executive's employment without Cause, as defined below, then (1) a portion, as is determined in accordance with the following sentence, of any Avenue A stock option held by Executive immediately prior to the Termination Date that is unvested shall automatically vest immediately prior to the Termination Date (and in such case the shares subsequently issued on exercise of such accelerated portion shall be vested), and (2) a portion, as is determined in accordance with the following sentence, of unvested shares, if any, issued to Executive on exercise of any Avenue A stock options shall, immediately prior to the Termination Date, automatically vest and be no longer subject to the right of repurchase in favor of Avenue A. The portion of any unvested stock options or unvested shares that shall vest in accordance with the foregoing sentence shall be an amount equal to the portion that would have vested during the one year period immediately following the Termination Date (assuming, for purpose of determining the amount, that no termination had occurred and Executive had continued Executive's employment with Avenue A during that one year period). If the one year anniversary of the Termination Date falls in the middle of a quarter for option or share vesting purposes, the vesting acceleration described above shall be pro rated for the actual number of days between the beginning of such quarter and the one year anniversary date. To the extent of any inconsistency between (i) the terms contained in this Agreement regarding acceleration of vesting of stock options or of unvested shares granted to or held by Executive and (ii) general terms regarding acceleration of vesting of stock options or of unvested shares contained in any stock option plan of Avenue A under which any stock option held by Executive is granted (a "Company Stock Option Plan") or any option letter agreement for any stock option for Avenue A common stock granted to Executive prior to or after the date of this Agreement (an "Option Agreement"), such inconsistency shall be resolved in favor of Executive.

     (d) If Executive is terminated for Cause by Avenue A or a Successor Company, Executive shall not be entitled to any termination payments or accelerated vesting benefit, except that Executive's salary shall be continued for three months after his Termination Date.

     5.2  Termination by Executive

     (a) In the case of the termination of Executive's employment with Avenue A by Executive for "good reason," as defined below, Executive shall be entitled to the termination payments and accelerated vesting benefit as set forth in clauses 5.1(a), (b) and (c), above. In the case of termination of Executive's employment with Avenue A by Executive for any other reason, Executive shall not be entitled to any termination payments or accelerated vesting benefit, except that Executive's salary shall be continued for three months after Termination Date.

     (b) In the case of the termination of Executive's employment with a Successor Company by Executive for "good reason," as defined below, Executive shall be entitled to the termination payments as set forth in clauses 5.1(a) and
(b), above. In addition, in such event 100% of Executive's unvested stock options and 100% of Executive's unvested shares issued or issuable upon exercise of Executive's stock options shall immediately vest upon Notice of Termination. In the case of termination of Executive's employment with a Successor Company by Executive for any other reason, Executive shall not be entitled to any termination payments or accelerated vesting benefit, except that Executive's salary shall be continued for three months after Termination Date.

     5.3  Termination by Successor Company

     In the case of the termination without Cause, as defined below, of Executive's employment by a Successor Company within one year after a Change of Control, as defined in Exhibit A, Executive shall be entitled to the termination payments as set forth in clauses 5.1(a) and (b), above. In addition, in such event 100% of Executive's unvested stock options and 100% of Executive's unvested shares issued or issuable upon exercise of Executive's stock options shares shall immediately vest upon Notice of Termination.

     5.4  Termination as a Result of Death or Total Disability

     In the event of termination of Executive's employment pursuant to subparagraph 4.3, Executive or his estate shall be paid the compensation set forth in clause 5.1(a) and shall not be entitled to any of the benefits under clauses 5.1(b) or 5.1(c), above.

     5.5  "Good Reason"

     "Good reason" shall mean the occurrence of any of the following events, without the consent of the Executive, after a "Change of Control" (as defined in Exhibit A hereto and incorporated by reference herein:

          a) a demotion or other material reduction in Executive's status or the nature of Executive's responsibilities; provided, however, that a change in the person or office to which Executive reports, without a corresponding reduction in duties, status and responsibilities, shall not constitute "good reason;"

          b)   a non-voluntary reduction in the Executive's annual base salary;

          c) requirement by a Successor Company that the Executive relocate his principal place of employment to a location that is more than 50 miles from the principal place of employment where Executive was employed immediately prior to the "Change of Control;" or

          d) the failure of Avenue A to obtain a satisfactory agreement from any Successor Company to assume and perform the obligations under this Agreement.

     5.6  Cause

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

          (a) willful misconduct, insubordination, or dishonesty in the performance of Executive's duties or other knowing and material violation of Avenue A's or a Successor Company's policies and procedures in effect from time to time which results in a material adverse effect on Avenue A or a Successor Company;

          (b) willful actions (or intentional failures to act) in bad faith with respect to Avenue A or a Successor Company that materially impair Avenue A's or a Successor Company's business, goodwill or reputation;

          (c) conviction of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction;

          (d)  current use by the Executive of illegal substances; or

          (e) any material willful violation of your Confidentiality Agreement with Avenue A.

     5.7  Acceleration in the Event of a Change in Control

     In the event Executive is employed by Avenue A immediately prior to the date of a "Change in Control" (as defined in Exhibit A hereto and incorporated by reference herein), then immediately prior to the Change in Control 50% of Executive's then unvested stock options and 50% of Executive's then unvested shares issued upon exercise of Executive's stock options shall immediately vest (and in such case the shares subsequently issued on exercise of such accelerated portion of Executive's option shall be vested); provided further that such vesting options and shares shall be allotted proportionately from Executive's vesting schedule, i.e., 50% of the options and shares scheduled to vest on each vesting date shall accelerate. To the extent of any inconsistency between (i) the terms contained in this Agreement regarding acceleration of vesting of stock options or of unvested shares granted to or held by Executive and (ii) general terms regarding acceleration of vesting of stock options or of unvested shares contained in any Company Stock Option Plan or any Option Agreement, such inconsistency shall be resolved in favor of Executive.

6.   CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION AGREEMENT

     Executive is subject to the terms of the Confidentiality Agreement entered into concurrently with this Agreement and the terms of the Confidentiality Agreement shall survive the termination of Executive's employment with Avenue A.

7.   REPRESENTATIONS AND WARRANTIES; NO VIOLATION

     In order to induce Avenue A to enter into this Agreement, Executive represents and warrants to Avenue A that neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

8.   NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 5.4 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period.

9.   FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Executive:     Brian McAndrews

                          -----------------------------------------------------
                          -----------------------------------------------------
                          -----------------------------------------------------

     If to Avenue A:      Avenue A, Inc.
                          506 Second Avenue
                          Seattle, WA  98104
                          Facsimile: (206) 521-8808
                          Attention:  Chairman

     Copy to:             Perkins Coie LLP
                          1201 Third Avenue, 48th Floor
                          Seattle, WA  98101-3099
                          Facsimile: (206) 583-8500
                          Attention:  James Sanders

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

10.  ASSIGNMENT

     This Agreement is personal to Executive and shall not be assignable by Executive. Avenue A may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Avenue A is a party or (b) any corporation, partnership, association or other person to which Avenue A may transfer all or substantially all of the assets and business of Avenue A existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.  WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

12.  ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city of Seattle, Washington in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Avenue A and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.  AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Avenue A and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Avenue A and Executive.

14.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

15.  SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

16.  HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

17.  COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to paragraph 13 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

18.  CONFIDENTIALITY AGREEMENT

     Avenue A expressly acknowledges that (a) this Agreement supersedes Section
6.1 of the Confidentiality Agreement and, (b) notwithstanding anything to the contrary in the Confidentiality Agreement, the term "Competing Business" shall not be construed to include a business which offers and sells advertising on media (including Web sites, radio and television stations and print media) owned or controlled by such business or a business which markets the products or services (other than advertising or marketing services to third parties) that such business offers for sale to the public.

18.  ENTIRE AGREEMENT

     This Agreement on and as of the date hereof, together with the Confidentiality Agreement, constitutes the entire agreement between Avenue A and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Avenue A and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.

     IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                           EXECUTIVE:

                           Brian McAndrews

                           /s/ Brian McAndrews
                           ----------------------------------------------------

                           AVENUE A:

                           Avenue A, Inc.

                           By     /s/ Jeffrey Miller
                             --------------------------------------------------
                             Its Vice President, Corporate Development and Legal
                                -----------------------------------------------
                                 Affairs
                                -----------------------------------------------

                                   EXHIBIT A

1.   Definition of "Change of Control"

     For purposes of the Employment Agreement, a "Change of Control" means any of:

     (i) an event in which any person (including any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) (a "Person"), shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the capital stock of Avenue A, Inc. ("Avenue A") then outstanding; or

     (ii) at any time during which Avenue A has a class of equity securities which is listed on a national securities exchange or an automated quotation system (including, without limitation, the Nasdaq Stock Market) ("publicly traded"), a Person acquires equity securities representing more than thirty percent (30%) of the combined voting power of the capital stock of Avenue A outstanding as of the date of such transaction (or the first of a series of related transactions), but only if such equity securities were acquired in a transaction or series of related transactions which were not approved by the Board of Directors of Avenue A in office prior to the date of such first acquisition (provided, however that if such Person is entitled, pursuant to Rule 13d-1 under the Exchange Act to file a Form 13G with respect to its holdings of equity securities of Avenue A in lieu of a Form 13D, such event will not constitute a Change of Control unless and until such Person files a Form 13D with respect to such holdings); or

     (iii) at any time during which Avenue A has a class of equity securities which is publicly traded, a Person acquires equity securities representing more than twenty percent (20%) of the combined voting power of the capital stock of Avenue A outstanding prior to the date of such transaction (or the first of a series of related transactions) in a transaction or series of related transactions which were not approved by the Board of Directors of Avenue A in office prior to the date of such first acquisition, and, within one year thereafter, at least two individuals whose election to the Board of Directors was proposed by such person are members of the Board of Directors; or

     (iv) the sale or other disposition of all or substantially all of Avenue A's assets, other than to a corporation with respect to which immediately following such sale or disposition (A) securities representing more than sixty percent (60%) of the combined voting power the capital stock of such corporation are then beneficially owned, directly or indirectly, by all or substantially all of the beneficial owners of securities representing the combined voting power of the capital stock of Avenue A (the "Company Voting Securities") immediately prior to such sale or disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of Company Voting Securities, (B) no Person (excluding Avenue A, any employee benefit plan (or related trust) of Avenue A or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, securities representing 33% or more of Company Voting Securities) beneficially owns, directly or indirectly, securities representing 33% or more of the combined voting power of the capital stock of such corporation; and (C) at least a majority of the members of the board of directors of the such corporation were approved by majority of directors of the Incumbent Directors on Avenue A's Board of Directors at the time such transaction was initially approved by Avenue A. An "Incumbent Director" is a director (a) nominated or appointed by a majority of Avenue A's current Board of Directors or (b) nominated or appointed by directors nominated or appointed by a majority of Avenue A's current Board of Directors; or

     (v) the reorganization, merger or consolidation of Avenue A with any other corporation or entity, in each case unless immediately following such reorganization, merger or consolidation (A) securities representing more than 60% of the combined voting power of the capital stock of the corporation resulting from such reorganization, merger or consolidation are then beneficially owned, directly, or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of Company Voting Securities immediately prior such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation, of Company Voting Securities, (B) no Person (excluding Avenue A, any employee benefit plan (or related trust) of Avenue A or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, securities representing 33% or more of Company Voting Securities) beneficially owns, directly or indirectly, securities representing 33% or more of the combined voting power of the corporation resulting from such reorganization, merger or consolidation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time that the agreement for such reorganization, merger or consolidation was initially executed; or

     (vi)   the dissolution or liquidation of Avenue A; or

     (vii) a change in the composition of the Board of Directors of Avenue A in which the majority of the seats (other than vacant seats) on the Board have been occupied by individuals who were neither (a) nominated or appointed by a majority of the current Board of Directors nor (b) nominated or appointed by directors nominated or appointed by a majority of the current Board of Directors.

2.   Definition of "Successor Company"

     For purposes of the Employment Agreement, "Successor Company" shall mean any of (i) any corporation that acquires all or substantially all of the assets of Avenue A in a "Change of Control" described in clause (iv) of the definition of "Change of Control" above or (ii) a successor corporation to Avenue A (or parent corporation thereof) resulting from a "Change in Control" of Avenue A described in clause (v) of the definition of "Change of Control" above.

                                   EXHIBIT B

                               WAIVER AND RELEASE

     For and in consideration of the severance payments and benefits set out in the Employment Agreement attached hereto, Executive, on behalf of himself and his agents, heirs, successors and assigns, expressly waives any claims against Employer and releases Employer (including its officers, directors, stockholders, managers, agents and representatives) from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Executive's employment, termination of employment, or the holding of any office with Employer or any other related entity. The claims released by Executive include, but are not limited to, claims for defamation, libel, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, or for violation of any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Program or any other legal limitation on the employment relationship.

     This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Release.

     Executive agrees he has been provided the opportunity to consider for twenty-one (21) days whether to enter into this Release, and has voluntarily chosen to enter into it on this date. Executive may revoke this Release for a period of seven (7) days following the execution of this Release; this Release shall become effective following expiration of this seven (7) day period. This Release shall be effective when signed. Executive acknowledges that he is voluntarily executing this Release, that he has carefully read and fully understands all aspects of this Release and the attached Employment Agreement, that he has not relied upon any representations or statements not set forth herein or made by Avenue A's agents or representatives, that he has been advised to consult with an attorney prior to executing the Release, and that, in fact, he has consulted with an attorney of his choice as to the subject matter and effect of this Release.

-----------------------                 ---------------------------------------
Date                                    Brian McAndrews

                                   EXHIBIT C

                           CONFIDENTIALITY AGREEMENT